Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-194324), Form S-4 (Nos. 333-208989 and 333-213675) and Form S‑8 (Nos. 33-62047, 333-38621, 333-105113, 333-105177, 333-105178, 333-125144, 333-135153, 333-149133, 333-166946, 333-188411 and 333-210762) of Newell Brands, Inc. of our report dated March 1, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 1, 2017